Exhibit 10.4

Notice of Grant of Restricted Stock Units and Restricted Stock Unit Award Agreement	Hologic, Inc. ID: 04-2902449 250 Campus Drive Marlborough, MA 01752

Participant Name	Plan: Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, as may be amended from time to time (the “Plan”)

Effective ______, you have been granted an award of ___ restricted stock units (“RSUs”) of Hologic, Inc. (the “Company”). The RSUs are granted pursuant to the terms and conditions of the Plan, referenced above, and the restricted stock unit award agreement (the “Award Agreement”) provided herewith.

Subject to the terms and conditions of the Award Agreement and the Plan, 33% of the RSUs will vest on each of the first two anniversaries of the grant date and 34% will vest on the third anniversary of the grant date (each a “Restriction Lapse Date”), entitling you to receive one share of the Company’s common stock for each RSU so vested.

Where a fraction of an RSU would vest on a Restriction Lapse Date pursuant to the schedule indicated above, the number of RSUs may be rounded upward or downward to the next whole number at the discretion of the Company; provided, however, that the aggregate number of RSUs that become vested shall not exceed the total number of RSUs awarded under this Award Agreement.

By your signature and the Company’s signature below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Award Agreement and the Company’s Plan, referenced above and in the Award Agreement, all of which are attached and made a part of this document.

Hologic, Inc.	Date

Electronic Signature	Date

Hologic, Inc.

Restricted Stock Unit Award Agreement

Restricted Stock Unit Award Agreement (the “Award Agreement”) pursuant to the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company and the Grantee desire to enter into an agreement whereby the Company will grant the Grantee Restricted Stock Units (“RSUs”) in respect of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as set forth in the Notice of Grant of Restricted Stock Units to which this Award Agreement is attached (the “Award Notice”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:

1. Grant of RSUs. Pursuant to the terms and conditions of this Award Agreement and the Plan (which is incorporated herein by reference), the Company hereby grants to the Grantee the number of RSUs as provided in the Award Notice. The shares of Common Stock covered by these RSUs are sometimes hereinafter referred to as the “RSU Shares”. The number and class of securities and vesting schedule of the RSUs are subject to adjustment as set forth in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

2. Restricted Stock Units. Each RSU entitles the Grantee to receive from the Company (i) one share of Common Stock for each RSU Share vested as of a Vesting Date (as defined below) and (ii) the right to receive notional dividend equivalents, if any, each in accordance with the terms of this Award Agreement and the Plan. As soon as practical after a Vesting Date, the Company shall deliver the RSU Shares which have vested on that date.

3. Dividend Equivalents. Until the Vesting Date, whenever dividends are paid or distributed with respect to the Common Stock, the Grantee shall be entitled to receive notional dividend equivalents (the “Dividend Equivalents”) in an amount equal in value to the amount of the dividend or property distributed on a single share of Common Stock, multiplied by the number of RSUs credited to the Grantee’s account as of the record date for such dividend or distribution. Payment of the notional dividend equivalents paid on RSUs will be withheld by the Company and shall be delivered to the Grantee as of the Vesting Date, if and only to the extent that the RSUs have vested as of said date, as set forth in paragraph 4.

4. Vesting. The RSUs granted hereby will vest on the earlier to occur of (i) the Restriction Lapse Dates as provided in the Award Notice with respect to the number of shares as provided in the Award Notice for each such date, or (ii) in their entirety on the termination of the Grantee’s Service (as defined below) as a result of the death or Permanent Disability (as defined in Section 23(e)(3) of the Code) of the Grantee, provided that in each such case the Grantee has remained in continuous Service through such date or termination, as applicable (the “Vesting Date”). Notwithstanding the foregoing, upon the Grantee’s Retirement (as defined below), the RSUs shall continue to vest on the Restriction Lapse Dates as provided in the Award Notice with respect to the number of shares as provided in the Award Notice for each such date, as though the Grantee remained a Service Provider (as defined below) to the Company through the final Restriction Lapse Date; provided, however, that the RSUs shall not be eligible for the treatment described in this sentence if the grant date is within ninety (90) days of the Grantee’s Retirement. For purposes of this Agreement, the term “Retirement” shall mean a Grantee’s termination of Service other than by the Company for Cause on or after the earlier of (a) attaining age 65, or (b) attaining age 55 and completing 10 years of continuous Service with the Company. For purposes of this Agreement, the term “Service” shall mean service as a Service Provider to the Company; and the term “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate of the Company or a consultant currently providing services to the Company or an Affiliate of the Company. Whether a termination of Service shall have occurred for purposes of this Agreement shall be determined by the Company, which determination shall be final, binding and conclusive. If the Grantee’s Service is terminated prior to the Vesting Date (other than due to Retirement, as contemplated by this Section 4), then the unvested RSUs shall terminate and Grantee shall have no further rights hereunder, including without limitation any rights to receive any Dividend Equivalents as set forth in paragraph 3.

5. Nontransferability. The RSUs granted pursuant to this Agreement may not be transferred without the consent of the Company, other than by will or the laws of descent and distribution.

6. No Rights Other Than Those Expressly Created. Neither this Award Agreement, the RSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained in the Service of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Award Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a stockholder with respect to any RSU Shares or any Dividend Equivalents until such time as the underlying RSU has been vested and the RSU Shares have been issued.

7. Compliance with Laws.

(a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Grantee upon the Vesting Date or at some other time. The Company may require, upon the Vesting Date, or demand, at such other time as it may consider appropriate, that the Grantee pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Grantee shall comply with the requirement or demand of the Company.

(b) Securities Law Compliance. Upon vesting (or partial vesting) of the RSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the RSU Shares in compliance with the provisions of applicable federal, state, local or foreign securities laws. The Company, in its discretion, may postpone the issuance and delivery of RSU Shares until completion of such registration or other qualification of such shares under any federal, state, local or foreign laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of RSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. The RSU Shares issued hereunder may be legended to reflect such restrictions.

(c) General. No RSU Shares shall be issued or Dividend Equivalents distributed upon vesting of an RSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such RSU Shares and/or distribution of such Dividend Equivalents.

8.	Miscellaneous.

(a) 409A Compliance. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the issuance of stock hereunder as it reasonably deems necessary to comply with Section 409A of the Code and interpretative guidance thereunder. To the extent any payment hereunder is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(b) Recoupment/Claw-Back of Awards. Notwithstanding any other provision of this Award Agreement to the contrary, any RSU granted under this Award Agreement (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any RSU or upon the receipt or resale of any share of Common Stock underlying the RSU) shall be subject to the terms of any compensation recoupment or claw-back policy implemented by the Company, as any such policy may be amended from time to time, and/or subject to recoupment as required by any other provisions of any law (including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended), government regulation or stock exchange listing requirement. The Company may reduce, cancel, or withhold against the RSUs or any other outstanding unvested or vested cash or equity based compensation owed or due to the Grantee, in each case, to the fullest extent permitted by applicable law in order to enforce the terms of any such clawback policy(ies).

(c) Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Company, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Award Agreement and the underlying RSUs, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding on and conclusive to the Company and the Grantee.

(d) Amendment. Subject to the terms of the Plan, this Award Agreement may only be modified or amended by a writing signed by both parties.

(e) Notices. Any notices required to be given under this Award Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

Hologic, Inc.

250 Campus Drive

Marlborough, MA 01752

Attention: Chief Financial Officer

if to the Grantee:

As set forth in the records of the Company or to such other address as either party may designate under the provisions hereof

(f) Entire Agreement. This Award Agreement shall supersede in its entirety all prior undertakings and agreements of the Company and Grantee, whether oral or written, with respect to the RSUs granted hereunder; provided however that nothing herein shall supersede any prior written employment or other similar written agreement, if any, that may provide, in certain circumstances, for acceleration of restricted stock units granted to the Grantee.

(g) Successors and Assigns. The rights and obligations of the Company under this Award Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(h) Applicable Law; Venue; Severability. All rights and obligations under this Award Agreement shall be governed by the laws of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware, and no other courts, where the grant of the RSUs is made and/or to be performed. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Award Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Award Agreement shall nevertheless remain in full force and effect.

(i) Paragraph Headings; Rules of Construction. The paragraph headings used in this Award Agreement are for convenience of reference, and are not to be construed as part of this Award Agreement.

The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Award Agreement.

(j) Electronic Copies. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Award Agreement, the Grantee consents and agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, the Company will provide such copies upon request.

(k) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein. No single or partial exercise of any right, power or remedy under this Award Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(l) Counterparts. The Award Notice to which this Award Agreement is a part may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

(m) Appendices. Notwithstanding any provision of this Award Agreement to the contrary, if the Grantee resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the RSUs shall also be subject to the terms and conditions set forth in Appendix A and Appendix B to this Award Agreement. Moreover, if the Grantee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Each of Appendix A and Appendix B, in its entirety, constitutes part of this Award Agreement and is incorporated by reference herein.

Appendix A

to

Hologic, Inc.

Restricted Stock Unit Award Agreement

Additional Terms and Conditions for Grantees Subject to Laws Outside the United States

The following terms and conditions apply to Grantees who reside outside the United States or who are otherwise subject to the laws of a country other than the United States. In general, the terms and conditions in this Appendix A supplement the provisions of the Restricted Stock Unit Award Agreement (the “Award Agreement”) of which this Appendix A forms a part, unless otherwise indicated herein. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix A.

A1. Retirement. The following provision supplements Paragraph 4 of the Award Agreement:

Notwithstanding anything in Paragraph 4 of the Award Agreement to the contrary, if there has been a legal judgment and/or legal development in the Grantee’s jurisdiction, which, in the opinion of counsel to the Company, likely would result in the favorable treatment that applies to the RSUs in the event of the Grantee’s Retirement being deemed unlawful and/or discriminatory, the provisions in Paragraph 4 of the Agreement regarding the treatment of the RSUs in the event of Retirement shall not be applicable to the RSUs and the remaining provisions of Paragraph 4 will govern.

A2. Acknowledgment of Nature of the Plan and the RSUs. By accepting the grant of the RSUs, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time without notice and without compensation;

(b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d) the Grantee is voluntarily participating in the Plan;

(e) the RSUs and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) the RSUs and the underlying shares of Common Stock, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company (or any Subsidiary) or the Employer, and which are outside the scope of the Grantee’s employment or service contract, if any;

(g) the RSUs and the underlying shares, and the income from and value of same, are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h) the grant of the RSUs and the Grantee’s participation in the Plan will not be interpreted to form an employment or engagement agreement with the Company or any Subsidiary;

(i) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(j) the value of the shares of Common Stock acquired upon settlement of the RSUs may increase or decrease in value;

(k) no claim or entitlement to compensation shall arise from forfeiture of the RSUs resulting from the Grantee’s ceasing to provide services to the Employer or the Company (or any Subsidiary) (regardless of the reason for such termination and whether the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or engagement agreement, if any);

(l) the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock; and

(m) neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the vesting/settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon vesting/settlement.

A3. Responsibility for Taxes. The following provision supplements Paragraph 7(a) of the Award Agreement:

(a) The Grantee acknowledges that, regardless of any action taken by the Company (including its Subsidiaries) or, if different, the Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company (or any Subsidiary) or the Employer. The Grantee further acknowledges that the Company (and its Subsidiaries) and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax Related Items in more than one jurisdiction, the Grantee acknowledges that the Company (or any Subsidiary) and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) In connection with any applicable withholding event, the Grantee authorizes the Company (and any Subsidiary) and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company (or any Subsidiary) or the Employer, (b) requiring the Grantee to tender a cash payment to the Company or a Subsidiary in the amount of the Tax-Related Items and/or (c) any other method authorized under the Plan, as determined by the Board prior to the applicable withholding event.

(c) The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in shares of Common Stock. The Company may refuse to issue or deliver the RSU Shares or the proceeds of the sale of such shares, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

A4. Language. The Grantee acknowledges that the Grantee is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English to understand the terms and conditions of the Award Agreement. Furthermore, if the Grantee has received the Award Agreement or any other document related to the grant of the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

A5. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Appendix B

to

Hologic, Inc.

Restricted Stock Unit Award Agreement

Country-Specific Terms and Conditions

This Appendix B includes special terms and conditions applicable to the Grantee if the Grantee resides and/or works in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Restricted Stock Unit Award Agreement (the “Award Agreement”) of which this Appendix B forms a part. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix B.

This Appendix B also includes information relating to exchange control, foreign asset and/or account reporting and other issues of which the Grantee should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of October 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the Grantee’s particular situation. The Company is not in a position to assure Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if the Grantee transfers employment or residency to another country after the RSUs are granted, the information contained herein may not be applicable to the Grantee. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Grantee.

AUSTRALIA

Tax Notice. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Securities Law Notice. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Grantee offers shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee should obtain legal advice on his or her disclosure obligations prior to making any such offer.

BELGIUM

There are no country-specific provisions.

CANADA

Nature and Settlement of Award. The following provision supplements Paragraph 2 of the Award Agreement:

Notwithstanding any discretion in the Plan, the RSUs and any Dividend Equivalents will not be settled in cash or a combination of cash and shares of Common Stock. The RSUs and any Dividend Equivalents will be settled only in shares of Common Stock.

Securities Law Notice. The sale of shares of Common Stock acquired under the Plan may not take place in Canada.

The following provisions apply for Grantees in Quebec:

French Language Documents. A French translation of the Plan and the Award Agreement will be made available to the Grantee as soon as reasonably practicable. The Grantee understands that, from time to time, additional information related to the RSUs might be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Award Agreement, and unless the Grantee indicates otherwise, the French translation of the Plan and the Award Agreement will govern the Grantee’s RSU and his or her participation in the Plan.

Documents en langue française. Une traduction française du Plan et de l’Accord sera mise à la disposition du Participant dès que raisonnablement possible. Le Participant comprend que, de temps à autre, des informations supplémentaires relatives aux UAI peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Nonobstant toute disposition contraire de la Convention, et sauf indication contraire du Participant, la traduction française du Plan et de la Convention régira les UAR du Participant et sa participation au Plan.

CHINA

The following provision applies if the Grantee is subject to exchange control restrictions and regulations in the People’s Republic of China (“PRC”), including the requirements imposed by the China State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Vesting. Notwithstanding anything to the contrary in the Plan or the Award Agreement, the RSUs will not vest and no shares of Common Stock will be issued to the Grantee unless and until all necessary exchange control approvals or other requirements with respect to the RSUs under the Plan have been satisfied (“SAFE Requirements”). In the event that SAFE Requirements have not been satisfied prior to any date(s) on which the RSUs are scheduled to vest in accordance with the vesting schedule set forth in the Award Agreement, the RSUs will not vest until the seventh day of the month following the month in which SAFE Requirements are satisfied (the “Actual Vesting Date”). If the Grantee’s status as a service provider terminates prior to the Actual Vesting Date, the Grantee shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company, the Employer or any subsidiary or affiliate of the Company.

Exchange Control Requirements. The Grantee agrees that the Grantee shall keep the shares released upon RSU vesting in the special account at the U.S. brokerage firm(s) designated by the Company and shall not transfer such shares to any other brokerage firm(s) unless otherwise permitted by the Company, in its discretion. Further, unless otherwise determined by the Company, the Grantee shall have the right to hold or sell shares released to the Grantee’s account upon vesting, but agrees that all cash proceeds from such sale as well as any dividends or Dividend Equivalents (after deduction of relevant individual income tax pursuant to law) shall be distributed to the Grantee through an authorized bank account established by the Company or one of its Subsidiaries in China (the “Authorized China Bank Account”). If the Grantee’s Service is terminated prior to the Vesting Date, then the unvested RSUs shall terminate and the Grantee shall have no further rights hereunder, including without limitation any rights to receive any Dividend Equivalents as set forth in paragraph 3. Upon termination of the Grantee’s Service (for any reason), any remaining shares will be sold by the brokerage firm(s) as designated by the Company as soon as practicable, in no event later than sixty (60) days after the date of termination, and the cash proceeds (less any brokerage fees or commissions and subject to withholding of any Tax-Related Items) shall be distributed to the Grantee through the Authorized China Bank Account. The Grantee understands and agrees that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price.

The Grantee also understands and agrees that there will be a delay between the date the shares of Common Stock are sold and the date the cash proceeds are distributed to the Grantee. The Grantee agrees to bear any currency fluctuation risk between the time the shares are sold and the time the cash proceeds are distributed to the Grantee through the Authorized China Bank Account. The Grantee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.

COSTA RICA

There are no country-specific provisions.

DENMARK

Danish Stock Option Act. By participating in the Plan, the Grantee acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended effective January 1, 2019.

FINLAND

There are no country-specific provisions.

FRANCE

Tax Notice. The RSUs are not intended to qualify for the favorable tax and social security regime in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.

Language Consent. By accepting this grant, the Grantee confirms having read and understood the documents relating to the grant (the Plan and this Award Agreement) which were provided in English language. The Grantee accepts the terms of those documents accordingly.

Consentement a la Langue. En acceptant cette attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à l’attribution (le Plan et ce Contrat de Attribution) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

GERMANY

Exchange Control Notice. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If the Grantee otherwise makes or receives a payment in excess of €12,500 (including if the Grantee acquires shares under the Plan with a value in excess of this amount or sells shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount), the Grantee must report the payment and/or the value of the shares withheld or sold to the Bundesbank. Such reports must be filed either electronically by accessing the electronic General Statistics Reporting Portal (“Allgemeines Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method (e.g., email or telephone) and within such other timing as permitted or required by Bundesbank. It is the Grantee’s responsibility to comply with this reporting obligation and the Grantee should consult with his or her personal legal advisor in this regard.

NETHERLANDS

There are no country-specific provisions.

PORTUGAL

Language Consent. The Grantee hereby expressly declares that the Grantee has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.

Consentimento sobre Língua. O Empregado Contratado, pelo presente instrumento, declara expressamente que domina a língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidos no Plano e no Acordo de Atribuição.

Exchange Control Notice. If the Grantee holds shares of Common Stock upon vesting of the RSUs, the acquisition of such shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, the Grantee is responsible for submitting the report to the Banco de Portugal.

SINGAPORE

Securities Law Notice. The offer of the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made with a view to the RSUs or underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Requirement. The directors, associate directors or shadow directors of a Subsidiary in Singapore are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the relevant Subsidiary in writing of an interest (e.g., RSUs, shares, etc.) in the Company or any related company within two business days of (a) its acquisition or disposal, (b) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or when shares acquired under the Plan are subsequently sold), or (c) becoming a director. The Grantee understands that if he or she is the Chief Executive Officer (“CEO”) of a Subsidiary in Singapore and the above notification requirements are determined to apply to the CEO of a Subsidiary in Singapore, the above notification requirements also may apply to the Grantee.

SPAIN

No Entitlement. The following provision supplements Section A2 of Appendix A to the Award Agreement:

The Grantee acknowledges that the Grantee consents to participation in the Plan and has received a copy of the Plan.

The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis except as provided in the Plan. Consequently, the Grantee understands that the RSUs are granted on the assumption and condition that the RSUs or the shares of Common Stock acquired upon vesting shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the RSUs shall be null and void.

The RSUs are a conditional right to shares of Common Stock and can be forfeited in the case of, or affected by, the Grantee’s termination of service or employment. This will be the case, for example, even if (1) the Grantee is considered to be unfairly dismissed without good cause; (2) the Grantee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Grantee terminates employment or service due to a change of work location, duties or any other employment or contractual condition; (4) the Grantee terminates employment or service due to unilateral breach of contract of the Company, the Employer, or any other Subsidiary; or (5) the Grantee’s employment or service terminates for any other reason whatsoever, except for reasons specified in the Award Agreement. Consequently, upon termination of the Grantee’s employment or service for any of the reasons set forth above, the Grantee may automatically lose any rights to the unvested RSUs granted to him or her as of the date of the Grantee’s termination of employment, as described in the Plan and the Award Agreement.

Securities Law Notice. The grant of RSUs and the shares of Common Stock issued upon vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. This Award Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notice. The Grantee is required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds a certain threshold. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, the Grantee may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. The Grantee should consult a personal tax or legal advisor for further information regarding these exchange control reporting obligations.

SWITZERLAND

Securities Law Notice. The grant of RSUs and the issuance of any shares of Common Stock are not intended to be a public offering in Switzerland and are therefore not subject to registration in Switzerland. Neither this document nor any materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

Responsibility for Taxes. The following provision supplements Section A3 of Appendix A:

Without limitation to Section A3 of Appendix A, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company (or any Subsidiary) or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company (and its Subsidiaries) and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Act), the immediately foregoing provision will not apply; instead, the amount of any uncollected income tax may constitute a benefit to the Grantee on which additional income tax and national insurance contributions may be payable. The Grantee is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company (and any Affiliate) or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit.